
                              EXHIBIT 11
             STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE



                       For the Three Months Ended September 30,
                             1996                  1995
                     ---------------------  ---------------------
                                   Fully                  Fully
                       Primary    Diluted     Primary    Diluted
                     ---------- ----------  ---------- ----------
Weighted Average
  Shares Outstanding:

 Common Stock        12,195,891 12,195,891  12,195,891 12,195,891
 Shares Available
  Under Options         254,947    374,247     161,763    161,763
                     ---------- ----------  ---------- ----------
Weighted Average
 Common and Common
 Equivalent Shares
 Outstanding         12,450,838 12,570,138  12,357,654 12,357,654
                     ========== ==========  ========== ==========


Net Income           $   40,745 $   40,745  $   77,880 $   77,880
                     ========== ==========  ========== ==========


Earnings per Share   $     0.00 $     0.00  $     0.01 $     0.01
                     ========== ==========  ========== ==========


